UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2009

(Exact name of registrant as specified in charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 8, 2009, KeyCorp issued a press release announcing the commencement of its offer to exchange up to 158,518,835 of KeyCorp’s common shares, par value $1.00 per share (“Common Shares”), for any and all outstanding 5.875% Trust Preferred Securities, 6.125% Trust Preferred Securities, 7.000% Enhanced Trust Preferred Securities, 6.750% Enhanced Trust Preferred Securities and 8.000% Enhanced Trust Preferred Securities of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX and KeyCorp Capital X, respectively (the “Exchange Offer”). The Common Shares to be issued in the Exchange Offer were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4, File No. 333-159490 (as amended, the “Registration Statement”). A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The press release is also being filed herewith in accordance with Rule 425 under the Securities Act.

In connection with the Exchange Offer, on July 8, 2009 KeyCorp entered into a Dealer Manager Agreement with Morgan Stanley & Co. Incorporated (as sole arranger and lead manager), UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC) as Dealer Managers. A copy of the Dealer Manager Agreement is attached to this Form 8-K as Exhibit 1.1 and is hereby incorporated by reference in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Dealer Manager Agreement, dated July 8, 2009, by and among KeyCorp, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC).

99.1	Press Release, dated July 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP

Date: July 8, 2009	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Dealer Manager Agreement, dated July 8, 2009, by and among KeyCorp, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC).

99.1	Press Release, dated July 8, 2009.